Exhibit 99.1

Edge Data Solutions, Inc. Expands the Edge Performance Platform (EPP) with the Launch of EDGE Render

Seamlessly Expands User’s 3D, VFX or Video Rendering Environment with Powerful GPU and CPU Hardware

ATLANTA, October 23, 2020 – Edge Data Solutions, Inc. (OTC:EDGS) (“EDSI” or the “Company”) a leading-edge datacenter and cloud infrastructure service provider launches EDGE Render, a new rendering bridge environment that allows users to connect and process their 3D, VFX or video rendering projects on secure US based servers. EDGE Render gives the user the capability to use next generation hardware such as the AMD Threadripper 3990x to process jobs at one of the fastest rendering rates in the industry.

EDSI’s new service seamlessly connects render farms, studios and universities directly to hardware provided by EDSI for both CPU and GPU rendering jobs. EDGE Render’s bridge environment features the ability to integrate with Render Farm’s current workflow to manage and submit jobs as they do normally, while taking advantage of access to more hardware. Customers looking to render within the EDSI environment can download EDSI’s application to their desktop that integrates into the customer’s render application to seamlessly submit jobs without ever leaving the application they are working in.

Upon creating an account with EDGE Render, the customer has the option to receive free credits to test drive EDGE Render’s next generation hardware, or simply start rendering production jobs right away. EDGE Render clients can purchase additional credits to begin completing as many jobs as they need. For those customers that need their work expedited, they can also purchase priority tiers that move the rendering projects higher in the EDGE Render queue.

“I want to thank everyone who have helped us successfully launch our newest service offering under our Edge Performance Platform. EDSI has launched one of the most advanced and secure environments available for our clients who need and demand the best, EDSI’s next generation technology allows us to disrupt the market with our exclusive Highest Quality, Lowest Price Guarantee,” said Delray Wannemacher, CEO of EDSI. “EDGE Render is just another milestone in expanding our Edge Performance Platform for those who need a more cost-effective way to utilize next generation hardware.”

For more information or to setup an account and receive free testing credits visit https://EdgeRender.io or under our products and services https://EdgeDataSolutions.io/

About Edge Data Solutions, Inc.

Is an industry-leading edge datacenter and cloud infrastructure provider. EDSI’s proprietary Edge Performance Platform (EPP) allows us to deploy next generation edge datacenters where they are needed most. EDSI’s datacenters provide next-generation immersion cooling technology that improves performance, reduces energy costs and latency. We serve more computing power to key industries including, fintech, cloud gaming, telecom 5G, 3D/video/AI rendering, video streaming, remote desktop, IoT, and autonomous vehicles. For more information on Edge Data Solutions, Inc. please visit: https://EdgeDataSolutions.io/ and for the latest news and updates subscribe at https://edgedatasolutions.io/investor-relations/

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Edge Data Solutions or any other person that the objectives and plans of Edge Data Solutions will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Media Contact:

Levi Volk

Edge Data Solutions, Inc.

270-767-6712

Media@EDSI.io

Investor Contact:

833-682-2428

Invest@EDSI.io